UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 22, 2010

Date of report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA	92008-7328
(Address of principal executive offices)	(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of Director

The Board of Directors (the “Board”) of Callaway Golf Company (the “Company”) appointed Adebayo O. Ogunlesi as a Director of the Company effective as of January 25, 2010 and he will begin serving immediately. Mr. Ogunlesi will also stand for election at the Company’s 2010 Annual Meeting of Shareholders in May 2010.

There is no arrangement or understanding between Mr. Ogunlesi and any other persons pursuant to which he was appointed as a Director of the Company. Mr. Ogunlesi is not currently engaged, and has not been engaged during the last fiscal year, in any related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. The Board has not yet appointed Mr. Ogunlesi to any Board committees.

Mr. Ogunlesi received a grant of 9,225 restricted stock units in connection with his appointment as Director consistent with the terms of the Company’s 2001 Non-Employee Directors Stock Incentive Plan previously approved by the Company’ shareholders. Each restricted stock unit represents the contingent right to receive one share of the Company’s common stock upon vesting. The restricted stock units are scheduled to vest on January 25, 2013. The restricted stock unit awards provide for the accrual of dividend equivalent rights in the form of additional units but the additional units do not vest unless and until the underlying awards vest. The restricted stock units are being granted pursuant to the terms of the Form of Non-Employee Director Restricted Stock Unit Grant Agreement, which is included herewith as Exhibit 10.58 and incorporated herein by this reference.

A copy of the press release announcing Mr. Ogunlesi’s appointment as a Director of the Company is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

(e)	Compensatory Arrangements

2010	Annual Incentive Program

On January 22, 2010, the Compensation and Management Succession Committee (the “Committee”) of the Board approved the 2010 annual incentive program for the following executive officers:

George Fellows, President and Chief Executive Officer

Bradley J. Holiday, Senior Executive Vice President and Chief Financial Officer

Steven C. McCracken, Senior Executive Vice President and Chief Administrative Officer

Jeffrey M. Colton, Senior Vice President, U.S.

David A. Laverty, Senior Vice President, Global Operations

Thomas T. Yang, Senior Vice President, International

The 2010 program provides for a target award for each of the executive officers, which is set forth as a percentage of base salary. For 2010 the target award for each of the executive officers is as follows: 100% for Mr. Fellows and 55% for each of the other executive officers. Payment of the target award amount for each officer is determined by the Committee based on the achievement of designated targeted corporate sales goals (weighted 20%) and pro forma operating income goals (weighted 55%), as well as achievement of the designated individual objectives for such officer (weighted 25%). Subject to certain threshold and maximum performance limits, performance above or below the targeted levels generally results in an award above or below the targeted award. At threshold and maximum performance, respectively, each executive officer could receive the following: 50% and 150% of base salary for Mr. Fellows and 27.5% and 82.5% of base salary for each of the other executive officers. Performance below threshold would result in no payouts and performance above the maximum would result in no additional payout. The form of 2010 annual incentive program for the executive officers is attached hereto as Exhibit 10.59 and hereby incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.58	Non-Employee Director Restricted Stock Unit Grant Agreement, incorporated herein by this reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on March 1, 2007 (file no. 1-10962).

10.59	2010 Senior Management Incentive Program†

99.1	Press release, dated January 25, 2010, captioned “Adebayo O. Ogunlesi Named to Board of Directors at Callaway Golf Company.”†

†	Filed with this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALLAWAY GOLF COMPANY

Dated: January 28, 2010	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.59	2010 Senior Management Incentive Program

99.1	Press release, dated January 25, 2010, captioned “Adebayo O. Ogunlesi Named to Board of Directors at Callaway Golf Company.”

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